UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2014

MORGAN’S FOODS, INC.

(Exact name of registrant as specified in its charter)

Ohio	1-08395	34-0562210
(State or other jurisdiction of	(Commission	IRS Employer
incorporation or organization)	File Number)	Identification Number)

4829 Galaxy Parkway, Suite S, Cleveland, OH 44128

(Address of principal executive officers) (Zip Code)

Registrant’s telephone number, including area code: (216) 359-9000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 30, 2014, Morgan’s Foods, Inc., an Ohio corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Apex Restaurant Management, Inc., a California corporation (“Parent”), and Apex Brands Foods, Inc., an Ohio corporation and a wholly owned subsidiary of Parent (“Merger Sub”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation (“Surviving Corporation”) and a direct, wholly owned subsidiary of Parent.

At the effective time and as a result of the Merger, each outstanding common share of the Company will be converted into the right to receive $5.00 in cash. The closing price of the Company’s common shares on March 28, 2014, the latest trading day prior to announcement of the Merger Agreement, was $2.50.

Each of the Parent, Merger Sub and the Company has made customary representations and warranties in the Merger Agreement. In addition, each of the Parent, Merger Sub and the Company has agreed to use reasonable best efforts to cause the Merger to be consummated. The Company has also agreed to various covenants in the Merger Agreement, including, among other things, (i) to conduct its business in the ordinary course consistent with past practice during the period between the execution of the Merger Agreement and the closing of the Merger, (ii) to call a special meeting of the shareholders to adopt the Merger Agreement and (iii) not to solicit alternative acquisition proposals.

Consummation of the Merger is subject to customary conditions, including, among others, (i) approval of the Company’s shareholders, (ii) absence of any order or injunction prohibiting the consummation of the Merger, (iii) subject to certain exceptions, the accuracy of representations and warranties with respect to the Company’s business and compliance by the Company with its covenants contained in the Merger Agreement and (iv) the absence of any material adverse change to the Company.

The Merger Agreement contains certain termination rights for both the Company and Parent, and further provides that, upon termination of the Merger Agreement under specified circumstances, the Company may be required to pay Parent a termination fee of $500,000.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto, and is incorporated into this report by this reference.

Concurrently with the execution of the Merger Agreement, Parent and Merger Sub entered into a voting agreement (the “Voting Agreement”) with each of (i) JCP Investment Management, LLC (“JCP”), an affiliate of Board member James C. Pappas, which beneficially owns approximately 11.7% of the Company’s outstanding common shares and (ii) Bandera Master Fund L.P. (“Bandera”), an affiliate of Board member Jefferson P. Gramm, which beneficially owns approximately 25.3% of the Company’s outstanding common shares. The Voting Agreements provide that JCP and Bandera will vote all of their Company common shares in favor of the Merger and against certain other corporate transactions. The Voting Agreements terminate if, among other things, the Merger Agreement is terminated in accordance with its terms or upon completion of the Merger. The foregoing description of the Voting Agreements is qualified in its entirety by reference to the full text of each Voting Agreement, a copy of which is filed as Exhibit 10.1 and Exhibit 10.2 hereto, respectively, and is incorporated into this report by this reference.

Qualification of Representations and Warranties

The Merger Agreement contains representations and warranties made by the Company, on one hand, and Parent and Merger Sub, on the other, to, and solely for the benefit of, each other. The assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure letters provided by the parties to each other in connection with the signing of the Merger Agreement. While the Company does not believe that these disclosure letters contain information that the securities laws require the parties to publicly disclose, other than information that has already been so disclosed, they do contain information that modifies, qualifies and creates exceptions to the representations and warranties of the parties set forth in the Merger Agreement. You should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about the Company, Parent or Merger Sub, since they were only made as of the date of the Merger Agreement and are modified in important part by the underlying disclosure letters. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company and Parent rather than establishing matters as facts. In addition, the representations and warranties may also be subject to a contractual standard of materiality different from that generally applicable under federal securities laws. Finally, information concerning the subject matter of the representations and warranties may have changed since the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the companies’ public disclosures.

Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include those identified by such words as “may”, “will”, “expect”, “anticipate”, “believe”, “plan” and other similar terminology. The “forward-looking statements” reflect the Company’s current expectations, are based upon data available at the time of the statements and are subject to risks and uncertainties that could cause actual results or events to differ materially from those expressed in or implied by such statements. Such risks and uncertainties include both those specific to the Company and general economic and industry factors. Important factors, which could cause actual results to differ materially, including, without limitation: the failure of the Company’s shareholders to approve the acquisition; and the risk that the acquisition may not be completed in the time frame expected by the parties or at all. Additional factors that may affect future results are described in the Company’s reports on Form 10-K and Form 10-Q filed with the SEC.

Additional Information

In connection with the proposed transaction, the Company will file a proxy statement with the SEC. Investors are urged to read the proxy statement when it becomes available because it will contain important information. You will be able to obtain the proxy statement, as well as other filings containing information about the Company, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the proxy statement and other filings made by the Company with the SEC can also be obtained, free of charge, by directing a request to Morgan’s Foods, Inc., 4829 Galaxy Parkway, Suite S, Cleveland, Ohio, 44128 Attention: Director of Investor Relations.

Participants in the Solicitation

The directors and executive officers of the Company and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the Company’ directors and executive officers is available in its Annual Report on Form 10-K filed with the SEC on June 3, 2013 and its Proxy Statement on Schedule 14A filed with the SEC on June 12, 2013. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available. Investors should read the proxy statement carefully when it becomes available before making any voting or investment decisions.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

2.1	Agreement and Plan of Merger, dated March 30, 2014 by and among the Company, Parent and Merger Sub*

10.1	Voting Agreement, dated March 30, 2014, by and among JCP, Parent and Merger Sub

10.2	Voting Agreement, dated March 30, 2014, by and among Bandera, Parent and Merger Sub

99.1	Press release issued jointly by the Company and Parent, dated March 31, 2014

* Certain exhibits and schedules have been omitted, and the Company agrees to furnish supplementally to the Commission a copy of any omitted exhibits or schedules upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Morgan’s Foods, Inc.

Dated: March 31, 2014	By:	/s/ Kenneth L. Hignett

Kenneth L. Hignett
Executive Vice President,
Chief Financial Officer & Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

2.1	Agreement and Plan of Merger, dated March 30, 2014 by and among the Company, Parent and Merger Sub*

10.1	Voting Agreement, dated March 30, 2014, by and among JCP, Parent and Merger Sub

10.2	Voting Agreement, dated March 30, 2014, by and among Bandera, Parent and Merger Sub

99.1	Press release issued jointly by the Company and Parent, dated March 31, 2014

* Certain exhibits and schedules have been omitted, and the Company agrees to furnish supplementally to the Commission a copy of any omitted exhibits or schedules upon request.